Exhibit 10.1

SANTANDER CONSUMER USA HOLDINGS INC.

OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective as of June 16, 2016)

1.	Purpose

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock or otherwise, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between Stockholders and these persons.

So that the appropriate incentives can be provided, the Plan provides for granting Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Awards and Stock Bonus Awards, Cash Awards or any combination of the foregoing.

2.	Definitions

For purposes of the Plan, the following terms are defined as set forth below:

(a) “162(m) Effective Date” means the first date on which respective Awards do not qualify for an exemption from the deduction limitations of Section 162(m) on account of an exemption, or a transition or grandfather rule.

(b) “Affiliate” means, with respect to any specified entity, any other entity that directly or indirectly is controlled by, controls or is under common control with such specified entity.

(c) “Applicable Exchange” means the New York Stock Exchange or such other nationally recognized securities exchange as may at the applicable time be the principal market for the Common Stock.

(d) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Stock Award, Stock Bonus Award or Cash Award, in each case granted under the Plan.

(e) “Award Agreement” means a written or electronic document or agreement setting forth the terms of a specific Award.

(f) “Beneficial Ownership” shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Award” means an Award granted under Section 12.

(i) “Cause” has the meaning set forth in any employment agreement of the Participant with the Company that is in effect as of the date of Participant’s Termination of Service, to the extent such term is defined therein, and if no such employment agreement exists at the time of Participant’s Termination of Service, “Cause” means, unless otherwise provided in an Award Agreement, (i) the Participant’s breach of any written agreement entered into with the Company or any of its Affiliates or Subsidiaries, in any material respect; (ii) the Participant’s gross negligence or willful, material malfeasance, misconduct or insubordination in connection with the performance of his or her duties; (iii) the Participant’s willful refusal or recurring failure to carry out written directives or instructions of the Board that are consistent with the scope and nature of the Participant’s duties and responsibilities; (iv) the Participant’s willful repeated failure to adhere in any material respect to any material written Company policy or code of conduct; (v) the Participant’s willful misappropriation of a material business opportunity of the Company, including attempting to secure or securing, any personal profit in connection with any transaction entered into on behalf of the Company; (vi) the Participant’s willful misappropriation of any of the Company’s funds or material property; (vii) the Participant’s conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof, any other crime involving fraud or theft or any other crime with respect to which imprisonment is a possible punishment or the indictment (or its procedural equivalent) for a felony involving fraud or theft; or (viii) prior to a Change in Control, such other events as shall be determined by the Committee. A Termination of Service for Cause shall be deemed to include a determination by the Committee or its designee following a Participant’s Termination of Service that circumstances existing prior to such Termination of Service would have entitled the Company or any of its Subsidiaries or Affiliates to have terminated the Participant’s service for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Committee or its designee, or during any negotiations between the Committee or its designee and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

(j) “Change in Control” shall, unless in the case of a particular Award where the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be the first to occur following the Restatement Effective Date of:

(i) the acquisition by any individual, entity or Group (a “Person”) of Beneficial Ownership of 30% or more (on a fully diluted basis) of either (A) the then-outstanding Shares (the “Outstanding Shares”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2(j)(i), the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition directly from the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (IV) any acquisition by any Person that complies with clauses (A), (B) and (C) of Section 2(j)(iv);

(ii) individuals who, on the Restatement Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Restatement Effective Date, whose election or nomination for election by the Stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual was a member of the Incumbent Directors; provided, further, that, for this purpose, no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) approval by the Stockholders of a complete dissolution or liquidation of the Company; or

(iv) the consummation of a merger, consolidation, statutory share exchange or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless immediately following such Business Combination: (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) following the consummation of the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

For the avoidance of doubt, in no event shall (y) the Company’s (or a successor’s) public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, or (z) any transactions in connection with the Company’s (or its successor’s) public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, including any reorganization transaction or similar corporate transaction whereby the Company merges with and into an Affiliate, in the case of each of clause (i), (ii), (iii) and (iv) of this Section 2(j), constitute or be deemed to constitute a Change in Control, nor shall it be taken into account in determining whether a Change in Control occurred for purposes of the Plan or any Award Agreement.

(k) “Code” means the Internal Revenue Code of 1986.

(l) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. While the Company is subject to the Exchange Act, unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time the Committee takes any action with respect to an Award, be an Eligible Director; provided that the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(m) “Common Stock” means the common stock, par value $0.01 per share, of the Company, and any stock into which such common stock may be converted or into which it may be exchanged.

(n) “Company” means Santander Consumer USA Holdings Inc.

(o) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award Agreement.

(p) “Disability” has the meaning set forth in any employment agreement of the Participant with the Company that is in effect as of the date of Participant’s Termination of Service, to the extent such term is defined therein, and if no such employment agreement exists at the time of Participant’s Termination of Service, “Disability” means, unless otherwise provided in an Award Agreement, and shall be deemed to have occurred if the Participant has been determined under the Company’s long-term disability plan as in effect from time to time to be eligible for long-term disability benefits. In the absence of the Participant’s participation in such a plan, “Disability” means that the Participant is unable to perform any of the material duties of his or her regular position because of an illness or injury for (i) 80% or more of the normal working days during six consecutive calendar months or (ii) 50% or more of the normal working days during 12 consecutive calendar months.

(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a division of the Company or its Affiliates).

(r) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m); provided, however, that clause (ii) shall apply only on and after the 162(m) Effective Date and only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) if such clause did not apply.

(s) “Eligible Person” means any director, officer, employee or consultant (who qualifies as a consultant or advisor under Form S-8) of the Company or any of its Subsidiaries or Affiliates, or any prospective director, officer, employee or consultant who has accepted an offer of service, employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t) “Exchange Act” means the Securities Exchange Act of 1934.

(u) “Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Code Sections 409A and 422(c)(1).

(v) “Group” shall have the meaning given in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(w) “Incentive Stock Option” or “ISO” means an Option that is designated in the applicable Award Agreement as an incentive stock option as described in Code Section 422 and that in fact so qualifies.

(x) “Nonqualified Deferred Compensation” means “nonqualified deferred compensation” under Section 409A.

(y) “Nonqualified Stock Option” means an Option that is not designated as an ISO.

(z) “Option” means an Award granted under Section 7.

(aa) “Option Period” means the period described in Section 7(c).

(bb) “Option Price” means the exercise price for an Option as described in Section 7(a).

(cc) “Parent” means any parent of the Company, as defined in Code Section 424(e).

(dd) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.

(ee) “Performance Awards” means Restricted Stock Awards, RSUs, Stock Bonus Awards or Cash Awards, the grant of which is contingent upon the attainment of specified Performance Goals, or the vesting of which is subject to a risk of forfeiture if the specified Performance Goals are not met within the Performance Period.

(ff) “Performance-Based Compensation” means “performance-based compensation” under Section 162(m).

(gg) “Performance Goals” means the performance objectives of the Company or an Affiliate thereof during a Performance Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for a Performance Period or a Restricted Period. To the extent an Award is intended to qualify as Performance-Based Compensation, (i) the Performance Goals shall be established with reference to one or more of the following (or any derivation thereof), either on a Company-wide basis or, as relevant, in respect of one or more Affiliates, Subsidiaries, divisions, departments or operations of the Company: earnings (gross, net, pre-tax, post-tax or per share), net profit after tax, EBITDA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, book value per share, return on equity, profits, total shareholder return (measured in terms of stock price appreciation or dividend growth), cost saving levels, premiums, losses, expenses, marketing spending efficiency, core non-interest income, change in working capital, return on capital, strategic development, stock price, customer satisfaction, credit quality, or implementation, completion or attainment of measureable objectives with respect to recruitment or retention of personnel or employee satisfaction, compliance initiatives, regulatory progress or risk management, in each case with respect to the Company or any Subsidiary, Affiliate, division, department or operation of the Company and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m). Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate, divisional, departmental or operations performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries (including an index covering multiple entities) or based on growth over a specified period.

(hh) “Performance Period” means that period of time determined by the Committee at the time of any grant over which performance is measured for the purpose of determining a Participant’s right to, and the payment value of, any Performance Award.

(ii) “Person” shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

(jj) “Plan” means this Santander Consumer USA Holdings Inc. Omnibus Incentive Plan.

(kk) “Restatement Effective Date” means June 16, 2016, the date of the 2016 annual meeting of Stockholders.

(ll) “Restricted Period” means, with respect to any Share of Restricted Stock or any RSU, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9.

(mm) “Restricted Stock” means Shares issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9.

(nn) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 9.

(oo) “Restricted Stock Unit” or “RSU” means a hypothetical investment equivalent to one Share granted in connection with an Award made under Section 9.

(pp) “Section 162(m)” means Code Section 162(m).

(qq) “Section 409A” means Code Section 409A.

(rr) “Securities Act” means the Securities Act of 1933.

(ss) “Share” means a share of Common Stock.

(tt) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may authorize for use under the Plan.

(uu) “Stockholder” means a stockholder of the Company.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8.

(ww) “Stock Award” means an Award of the right to purchase Stock under Section 11.

(xx) “Stock Bonus” means an Award granted under Section 10.

(yy) “Stock Option Agreement” means the Award Agreement between the Company and a Participant who has been granted an Option that defines the rights and obligations of the parties as required in Section 7(d).

(zz) “Strike Price” means, in respect of an SAR, (i) in the case of a Tandem SAR, the Option Price of the related Option, or (ii) in the case of a Free-Standing SAR, an amount determined by the Committee not less than the Fair Market Value on the Date of Grant.

(aaa) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(bbb) “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or Subsidiary thereof or with which the Company or an Affiliate or Subsidiary thereof combines.

(ccc) “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and each of its Subsidiaries and Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors terminates but the Participant continues to provide services to the Company or its Subsidiaries or Affiliates in a nonemployee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Service. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Affiliates shall not be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary,

Affiliate or division of the Company, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate thereof. Approved temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes Nonqualified Deferred Compensation, “Termination of Service” shall mean a “separation from service” as defined under Section 409A.

(ddd) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d)(ii).

3.	Effective Date, Duration and Stockholder Approval

(a) The Plan is effective as of the Restatement Effective Date. The validity and exercisability of any and all Awards that are intended to qualify as Performance-Based Compensation granted on and after the 162(m) Effective Date is contingent upon approval of the Plan by the Stockholders in a manner intended to comply with the stockholder approval requirements of Section 162(m). No Option shall be treated as an ISO unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(i); provided that any Option intended to be an ISO shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

(b) The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the 10th anniversary of the Restatement Effective Date (the “Expiration Date”); provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled. Awards outstanding as of the Expiration Date shall not be affected or impaired by the termination of the Plan.

4.	Administration

(a) The Plan shall be administered by the Board directly, or if the Board elects, by the Committee, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in the Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms of the Plan, the Committee shall have absolute authority to:

(i) select the Eligible Persons to whom Awards may be granted;

(ii) determine whether and to what extent ISOs, Nonqualified Stock Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, Stock Bonus Awards and Cash Awards or any combination thereof are to be granted;

(iii) determine the number of Shares to be covered by each Award;

(iv) approve the form of any Award Agreement and determine the terms of any Award, including the exercise price, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate thereof) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(v) modify, amend or adjust the terms of any Award at any time, including Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any award intended to qualify as Performance-Based Compensation;

(vi) determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(vii) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award shall be deferred;

(viii) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable;

(ix) establish any “blackout” period that the Committee deems necessary or advisable;

(x) interpret the Plan and any Award (and any Award Agreement relating thereto);

(xi) decide all other matters that must be determined in connection with an Award; and

(xii) otherwise administer the Plan.

(b) Procedures

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii) Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Any determination made by the Committee or pursuant to delegated authority under the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the Plan shall be final, binding and conclusive on all

Persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award. Notwithstanding the foregoing or the terms of any Award Agreement, following a Change in Control, any determination by the Committee or its delegate as to whether “Cause” or “good reason” (or any terms of similar meaning applicable to an Award) exists shall be subject to de novo review.

(d) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e) The terms of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the Date of Grant of the Award. Award Agreements may be amended only in accordance with Section 17(b) or as otherwise permitted by the Award Agreement.

(f) Awards may, as determined by the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any Affiliate or Subsidiary thereof, or any business entity to be acquired by the Company or any Affiliate or Subsidiary thereof, or any other right of a Participant to receive payment from the Company or any Affiliate or Subsidiary thereof. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 4(g), the Committee shall have the right to make Awards in substitution or exchange for any other award under another plan of the Company or any Affiliate or Subsidiary thereof, or any business entity to be acquired by the Company or any Affiliate or Subsidiary thereof. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate or Subsidiary thereof, in which the value of Shares subject to the Award is equivalent in value to the cash compensation.

(g) Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or Strike Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or Strike Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

5.	Grant of Awards; Shares Subject to the Plan

The Committee may grant Awards to one or more Eligible Persons subject to each of the following terms.

(a) Subject to Section 15, the aggregate number of Shares in respect of which Awards may be granted is 5,192,641. The maximum number of Shares that may be granted pursuant to Options intended to be ISOs shall be 5,192,641.

(b) To the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards.

(c) If the Option Price of any Option or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of Shares available for grant under the Plan. To the extent any Shares subject to an Award are not delivered because such Shares are withheld to satisfy the Option Price (in the case of an Option) or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for grant under the Plan. Only the net number of Shares issued upon exercise of an SAR shall be counted against the Shares available for Awards.

(d) In the case of any Substitute Award, such Substitute Award shall not be counted against the Shares available for Awards.

(e) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase or a combination of the foregoing.

(f) On and after the 162(m) Effective Date, no person may be granted Options or SARs during any calendar year with respect to more than 1,000,000 Shares; provided that such number shall be adjusted pursuant to Section 15, and Shares otherwise counted against such number, only in a manner that will not cause the Awards to fail to qualify as Performance-Based Compensation.

(g) On and after the 162(m) Effective Date, no Eligible Person may be granted Performance Awards (other than Performance Awards that are Cash Awards) that are intended to qualify as Performance-Based Compensation during any calendar year with respect to more than 1,000,000 Shares, including any related dividends or dividend equivalents (whether accrued as cash or additional Shares of equivalent value) with respect to such Shares, if applicable; provided that such number shall be adjusted pursuant to Section 15, and Shares otherwise counted against such number, only in a manner that will not cause such Performance Awards to fail to qualify as Performance-Based Compensation.

(h) On and after the 162(m) Effective Date, no Eligible Person may be granted Performance Awards that are Cash Awards that are intended to qualify as Performance-Based Compensation during any calendar year in excess of $10,000,000.

(i) The maximum number of Shares subject to Awards granted during any calendar year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during the fiscal year, shall not exceed the following in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes): (i) $1,500,000 for the Chair of the Board and (ii) $500,000 for each non-employee member of the Board other than the Chair.

6.	Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.	Options

The Committee is authorized to grant one or more ISOs or Nonqualified Stock Options to any Eligible Person; provided, however, that no ISO shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary (within the meaning of Code Section 424(f)). Each Option so granted shall be subject to the following terms, or to such other terms as may be reflected in the applicable Stock Option Agreement.

(a) Option Price. The Option Price per Share for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a Share at the Date of Grant (except for Options that constitute Substitute Awards).

(b) Manner of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options that have become exercisable shall be exercised by delivery of written notice of exercise to the Company accompanied by payment of the Option Price. The Option Price shall be payable in cash or Shares or both valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company); provided that such Shares are not subject to any pledge or other security interest, and have such other characteristics as may be determined by the Committee. In addition, the Option Price may be payable by such other method as the Committee may allow, including by way of a “net exercise” pursuant to which a Participant, without tendering the Option Price, is paid Shares representing the excess of (i) the Fair Market Value on the date of exercise of the Shares as to which the Option is being exercised over (ii) the aggregate Option Price.

(c) Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may accelerate the exercisability of any Option; and provided, further, that, subject to

Section 14(m), the Option Period shall automatically be tolled if the Participant cannot exercise the Option because such an exercise would violate an applicable law, or would jeopardize the ability of the Company to continue as a going concern, provided that the period during which the Option may be exercised shall not be extended more than 30 days after the exercise of the Option first would no longer violate an applicable law or would first no longer jeopardize the ability of the Company to continue as a going concern. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d) Stock Option Agreement - Other Terms. Each Option shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option shall be subject to the following terms.

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) The Option Price for each Option exercised shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any Share, when the Participant purchases the Share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 14(l), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) At the time of any exercise of an Option, the Committee may require a Participant to deliver to the Committee a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation(s) prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Participant awarded an ISO shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the ISO or (B) one year after the date the Participant acquired the Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence subject to complying with any instructions from such Participant as to the sale of such Stock.

(e) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f) $100,000 Per Year Limitation for ISOs. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

8.	Stock Appreciation Rights

Any Option may include SARs, either at the Date of Grant or, except in the case of an ISO, by subsequent amendment (SARs that are granted in conjunction with an Option are referred to in the Plan as “Tandem SARs”). The Committee also may award SARs to Eligible Persons independent of any Option (SARs that are granted independent of any Option are referred to in the Plan as “Free-Standing SARs”). An SAR shall be subject to such terms not inconsistent with the Plan as the Committee shall impose as set forth in an Award Agreement, including the following.

(a) Vesting, Transferability and Expiration. Tandem SARs shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. Free-Standing SARs shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement.

(b) Payment. Upon the exercise of an SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the Strike Price. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional Shares shall be settled in cash.

(c) Method of Exercise. A Participant may exercise an SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Company, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(d) Expiration. Except as otherwise provided in the case of Tandem SARs, a SAR shall expire on a date designated by the Committee; provided, however, that, subject to Section 14(m), the SAR exercise period shall automatically be tolled if the Participant cannot exercise the SAR because such an exercise would violate an applicable law, or would jeopardize the ability of the Company to continue as a going concern, provided that the period during which the SAR may be exercised shall not be extended more than 30 days after the exercise of the SAR first would no longer violate an applicable law or would first no longer jeopardize the ability of the Company to continue as a going concern.

9.	Restricted Stock Awards and Restricted Stock Units

(a) Award of Restricted Stock and RSUs.

(i) The Committee shall have the authority (A) to grant Restricted Stock Awards and RSUs to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants and (C) to establish terms applicable to Restricted Stock Awards and RSUs, including (i) the Restricted Period, (ii) the time or times at which Restricted Stock Awards or RSUs shall be granted or become vested, including upon the attainment of performance conditions (whether or not such conditions are Performance Goals) or upon both the attainment of performance conditions (whether or not such conditions are Performance Goals) and the continued service of the applicable Participant and (iii) the number of Shares to be covered by or subject to each such Award.

(ii) Subject to the restrictions set forth in Section 9(b) and any restrictions provided in an Award Agreement, the Participant generally shall have the rights and privileges of a Stockholder as to Restricted Stock, including the right to vote such Restricted Stock. The Award Agreement for a Restricted Stock Award shall specify whether, to what extent and on what terms the applicable Participant shall be entitled to receive current or deferred payments of cash and/or Stock dividends on the class or series of Stock that is subject to the Restricted Stock, including whether any such dividends will be held subject to the vesting of the underlying Restricted Stock; provided, however, that dividends payable with respect to Restricted Stock Awards that are Performance Awards shall in all events be payable only to the extent that the Performance Goals applicable to the underlying Performance Awards are satisfied.

(iii) Restricted Stock Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms applicable to such Award, substantially in the following form:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SANTANDER CONSUMER USA HOLDINGS INC. OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT UNDER THE PLAN. A COPY OF SUCH RESTRICTED STOCK AWARD AGREEMENT IS ON FILE AT THE OFFICES OF SANTANDER CONSUMER USA HOLDINGS INC.

THE COMMITTEE MAY REQUIRE THAT THE CERTIFICATES EVIDENCING SUCH SHARES BE HELD IN CUSTODY BY THE COMPANY UNTIL THE RESTRICTIONS THEREON SHALL HAVE LAPSED AND

THAT, AS A CONDITION OF ANY RESTRICTED STOCK AWARD, THE APPLICABLE PARTICIPANT SHALL HAVE DELIVERED A STOCK POWER, ENDORSED IN BLANK, RELATING TO THE COMMON STOCK COVERED BY SUCH AWARD.

(iv) No Shares shall be issued at the time an RSU is granted and the Company will not be required to set aside a fund for the payment of any such Award. The Award Agreement for RSUs shall specify whether, to what extent and on what terms the applicable Participant shall be entitled to receive current or deferred payments of cash, Stock or other property corresponding to the dividends payable on the Stock, including whether any such dividends will be held subject to the vesting of the underlying RSUs; provided, however, that dividends or dividend equivalents payable with respect to RSUs that are Performance Awards shall in all events be payable only to the extent that the Performance Goals applicable to the underlying Performance Awards are satisfied.

(b) Restrictions

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms as may be set forth in the applicable Award Agreement: (A) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement and (B) the Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement and, to the extent such Shares are forfeited, the stock certificates shall be returned to the Company and all rights of the Participant to such Shares and as a Stockholder shall terminate without further obligation on the part of the Company.

(ii) RSUs awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such RSUs are forfeited, all rights of the Participant to such RSUs shall terminate without further obligation on the part of the Company and (B) such other terms as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on Restricted Stock Awards and RSUs whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant of the Restricted Stock Awards or RSUs, such action is appropriate, provided that any such Awards intended to qualify as Performance-Based Compensation shall remain subject to the applicable Performance Goals to the extent required under Section 162(m).

(c) Restricted Period. The Restricted Period of Restricted Stock Awards and RSUs shall commence on the Date of Grant and shall expire from as to that part of the Restricted Stock Award and RSUs indicated in a schedule established by the Committee in the applicable Award Agreement.

(d) Delivery of Restricted Stock and Settlement of RSUs

(i) Restricted Stock. Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock and/or the satisfaction of any applicable Performance Goals without prior forfeiture, the restrictions set forth in Section 9(b) and the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement and unlegended certificates (to the extent certificates are delivered) for such Shares shall be delivered to the Participant upon surrender of the legended certificates, if any.

(ii) RSUs. Upon the expiration of the Restricted Period and the satisfaction of any applicable Performance Goals without prior forfeiture with respect to any outstanding RSUs, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share for each such outstanding RSU (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may elect to (A) pay cash or part cash and part Stock in lieu of delivering only Shares for Vested Units or (B) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

10.	Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, whether paid in cash or Shares (valued at Fair Market Value as of the date of payment), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms as the Committee shall determine. Stock Bonus Awards shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. With respect to Stock Bonus Awards made on and after the 162(m) Effective Date and intended to qualify as Performance-Based Compensation, the Committee shall establish and administer Performance Goals in the manner described in Section 13 as an additional condition to the vesting and/or payment of such Stock Bonus Awards. The Stock Bonus Award for any Performance Period to any Participant may be reduced or eliminated by the Committee.

11.	Stock Awards

(a) General. Stock Awards may be granted at any time on or prior to the Expiration Date. Each Stock Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the terms of the Stock Award, including the number of Shares covered by the Stock Award, the purchase price for such Shares and the deadline for the purchase of such Shares.

(b) Purchase Price; Payment. The price (the “Purchase Price”) at which each Share covered by the Stock Award may be purchased upon exercise of a Stock Award shall be determined by the Committee and set forth in the applicable Award Agreement. The Company will not be obligated to issue certificates evidencing Stock purchased under this Section 11 unless and until it receives full payment of the aggregate Purchase Price therefor and all other conditions to the purchase, as determined by the Committee, have been satisfied. The Purchase Price of any Shares subject to a Stock Award must be paid in full at the time of the purchase.

12.	Cash Awards

The Committee may issue Cash Awards to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms as the Committee shall determine. Cash Awards shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. With respect to Cash Awards made on and after the 162(m) Effective Date and intended to qualify as Performance-Based Compensation, the Committee shall establish and administer Performance Goals in the manner described in Section 13 as an additional condition to the vesting and/or payment of such Cash Awards. The Cash Award for any Performance Period to any Participant may be reduced or eliminated by the Committee.

13.	Applicability of Section 162(m) to Performance Awards

(a) General. With respect to Performance Awards that are granted on and after the 162(m) Effective Date and are intended to qualify as Performance-Based Compensation, the terms of such Performance Awards (including the substance of the Performance Goals, the timing of establishment of the Performance Goals, the adjustment of the Performance Goals and the determination of the Award) shall be implemented by the Committee in a manner designed to qualify such Awards as Performance-Based Compensation. Notwithstanding anything herein to the contrary, the Committee may provide for Performance Awards that are not intended to qualify as Performance-Based Compensation.

(b) Adjustments. Performance Goals may be subject to such objective adjustment factors as shall be set by the Committee in accordance with Section 162(m) at the time that the goals and related performance targets are set for the applicable Performance Period, including adjustments to include or exclude the impact of: charges for restructuring, discontinued operations, debt redemption or retirement; asset write downs; litigation or claim judgments or settlements; acquisitions or divestitures; foreign exchange gains and losses; other unusual, infrequently occurring or non-recurring items; and the cumulative effects of tax or accounting changes.

(c) Negative Discretion. The Committee may reduce the amount of a settlement otherwise to be made in connection with a Performance Award, but for Performance Awards intended to qualify as Performance-Based Compensation, the Committee may not exercise discretion to increase the amount otherwise payable for a Performance Award to the extent prohibited by Section 162(m).

14.	General

(a) Additional Terms of an Award

(i) Awards also may be subject to such other terms (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including terms (A) for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Award, (B) giving the Company the right to repurchase Shares acquired under any Award in the event the Participant elects to dispose of such shares, (C) allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, provided such terms comply with Section 409A and (D) to comply with federal and state securities laws and federal and state tax withholding requirements. Any such terms shall be reflected in the applicable Award Agreement.

(ii) Except as otherwise specifically provided in an Award Agreement, upon a Termination of Service for Cause, any outstanding Award held by the Participant so terminated, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued to that person.

(c) Conditions for Issuance. The obligation of the Company to settle Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Stock on the Applicable Exchange; (ii) any registration or other qualification of such Stock of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval or permit from any state or federal governmental agency that the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding

(i) No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company or any Affiliate thereof shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Award (but no more than the minimum required withholding liability or, if permitted by the Committee, such other rate as will not result in adverse accounting or tax consequences) or from any compensation or other amounts owing to a Participant the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(ii) Without limiting the generality of Section 14(d)(i), the Committee may permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability or, if permitted by the Committee, such other rate as will not result in adverse accounting or tax consequences) by (A) delivery of Shares owned by the Participant, provided that such Shares are not subject to any pledge or other security interest and have such other characteristics as may be determined by the Committee) with a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise or settlement of the Award, a number of Shares with a Fair Market Value equal to such withholding liability.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Stock with respect to dividends to Participants holding RSUs, shall only be permissible if sufficient Shares are available under Section 5 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of RSUs equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by this Section 14(e).

(f) Claim to Awards and Employment Rights. No employee of the Company or its Subsidiaries or Affiliates, or other Person, shall have any claim or right to be granted an Award or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, constitute a contract of employment or service or limit the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any employee or other service provider at any time.

(g) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be determined by the laws of descent and distribution.

(h) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her guardian or legal representative or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(i) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises directly or indirectly in connection with the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the State of Texas and to have agreed that any related litigation shall be conducted solely in the courts of Dallas County, Texas or the federal courts for the United States for the Northern District of Texas, where the Plan is made and/or to be performed, and no other courts.

(k) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(l) Nontransferability

(i) Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and its Subsidiaries and Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may permit Awards other than ISOs to be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Committee or (2) as provided in the applicable Award Agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement.

The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company, or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(m) Section 409A. The Plan is intended to comply with Section 409A and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s Termination of Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s Termination of Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee shall have any liability to any Participant for such tax or penalty.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary or Affiliate thereof except as otherwise specifically provided in such other plan.

(o) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate thereof from adopting other or additional compensation arrangements for its employees or other service providers.

(p) Subsidiary Employee. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(q) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory.

(r) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(s) Plan Construction. In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

(t) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.	Changes in Capital Structure

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee may make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 5 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the Option Price, Strike Price or Purchase Price (or term of similar meaning) of outstanding Awards.

(b) In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or recapitalization or similar event affecting the capital structure of the Company (each, a “Stock Change”), the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 5 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards and (iv) the Option Price, Strike Price or Purchase Price (or term of similar meaning) of outstanding Awards.

(c) In the case of Corporate Transactions, such adjustments may include (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an

Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid); (ii) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate or division or by the entity that controls such Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) The Committee may adjust the Performance Goals applicable to any Awards to reflect any Stock Change and any Corporate Transaction and any unusual, infrequently occurring or nonrecurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings; provided that with respect to Awards granted on and after the 162(m) Effective Date that are intended to qualify as Performance-Based Compensation, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m). The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(e) Any adjustment under this Section 15 need not be the same for all Participants.

16.	Effect of Change in Control

Unless otherwise provided in the applicable Award Agreement and subject to Sections 14(m) and 15, notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control:

(a) for outstanding Awards held by non-employee members of the Board, all such Awards that may be exercised shall become fully exercisable, all restrictions with respect to such Awards shall lapse and become vested and non-forfeitable, and any specified Performance Goals with respect to outstanding Awards shall be deemed to be satisfied at target; and

(b) for outstanding Awards held by Participants other than non-employee members of the Board, either of the following provisions shall apply, depending on whether, and the extent to which, such Awards are assumed, converted or replaced by the resulting entity in the Change in Control:

(i) to the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, (A) such outstanding Awards that may be exercised shall become fully exercisable, (B) all restrictions with respect to such outstanding Awards, other than Performance Awards, shall lapse and become vested and non-forfeitable and (C) for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of (1) an assumed achievement of all relevant Performance Goals at the “target” level or (2) the actual level of achievement of all relevant Performance Goals against target as of the Change in Control and such Performance Awards shall become vested pro rata based on the portion of the applicable Performance Period completed through the date of the Change in Control; or

(ii) to the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the Change in Control, the Participant has a Termination of Service either by the Company other than for Cause or by the Participant for “good reason” (as defined in the applicable Award Agreement), then (A) such outstanding Awards that may be exercised shall become fully exercisable, (B) all restrictions with respect to such outstanding Awards, other than Performance Awards, shall lapse and become vested and non-forfeitable and (C) for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned and vested as of the Termination of Service based upon the greater of (1) an assumed achievement of all relevant Performance Goals at the “target” level or (2) the actual level of achievement of all relevant Performance Goals against target as of the Change in Control.

(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

17.	Amendments and Termination

(a) Amendment and Termination of the Plan. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rules, including Section 409A, Applicable Exchange listing standards and accounting rules. In addition, no amendment to the Plan shall be made without the approval of the Stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange. The Plan will terminate on the Expiration Date, but Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(b) Amendment of Award Agreements. Subject to Section 7(a), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

18.	Clawback

All Awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted prior to or following the Restatement Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

19.	Breach of Restrictive Covenants

Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if a Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or any Affiliate thereof, whether during the Participant’s service or after the Participant’s Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law or otherwise, the Participant shall forfeit or pay to the Company the following:

(a) any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b) any shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination of Service and within the 12-month period immediately before the Participant’s Termination of Service;

(c) the profit realized by the Participant from the exercise of any Options or SARs that the Participant exercised after the Participant’s Termination of Service or within the 12-month period immediately before the Participant’s Termination of Service, which profit is the difference between the Option Price of the Option or Strike Price of the SAR and the Fair Market Value of any shares or cash acquired by the Participant upon exercise of such Option or SAR; and

(d) the profit realized by the Participant from the sale, or other disposition for consideration, of any shares received by the Participant in connection with the Plan after the Participant’s Termination of Service and within the 12-month period immediately before the Participant’s Termination of Service and where such sale or disposition occurs in such similar time period.

20.	Data Protection

A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and its Subsidiaries and Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

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The Plan was originally adopted by the Board as of December 28, 2013 and approved by the Stockholders on December 28, 2013. This amended and restated Plan was adopted by the Board as of April 28, 2016 and approved by the Stockholders on June 16, 2016.